UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

HEALTHEXTRAS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard, Rockville, Maryland 20850

(Address of Principal executive offices, including Zip Code)

(301) 548-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 16, 2008, the Registrant completed the acquisition of HospiScript Services, LLC, a Delaware limited liability company, and Concept Pharmaceuticals, LLC, an Alabama limited liability company, from the unitholders of these entities for a cash purchase price of $100 million, subject to post-closing working capital adjustments and to potential future payments based on specified operating income targets for the acquired business in 2008-2010.

SIGNATURES

The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEXTRAS, INC.

/s/ Michael P. Donovan
Date: May 21, 2008	Name:	Michael P. Donovan
	Title:	Chief Financial Officer and Treasurer